BARD MEDICAL DIVISION
  C. P. Bard, Inc.
  8195 Industrial Blvd.
  Covington, GA 30209-2695                                            BARD[LOGO]

                                                       August 14, 1998

VIA TELECOPIER
AND OVERNIGHT DELIVERY

Biosearch Medical Products, Inc.
35 Industrial Parkway
Branchburg, NJ 08876-1276

Attn: Mr. Manfred F. Dyck
      Chairman

RE:   Proposed Standstill Agreement between
      Biosearch Medical Products, Inc. and
      C. R. Bard, Inc.

Dear Mr. Dyck:

Further to our conference call this morning, this letter is to confirm the continuing interest of C. R. Bard, Inc. ("BARD") in negotiating a definitive agreement with Biosearch Medical Products, Inc. ("BIOSEARCH") relative to the rights described below.

In order to permit time to negotiate a definitive agreement covering some or all of the rights described below and in order to prepare a draft agreement, BARD and BIOSEARCH agree as follows:

1. In consideration of BARD's agreement to pay BIOSEARCH the sum of $100,000.00 (the "Standstill Payment"), BIOSEARCH agrees, from the date hereof through the close of business on September 14, 1998 or during such longer period as may be agreed upon in writing by BIOSEARCH and BARD, (the "Standstill Period") to refrain from: (a) disclosing to any third party:
      (i) any information relating to BIOSEARCH's non-patented technology relating to method(s) for applying hydrophilic coatings to intermittent urological catheters which technology is identified in BIOSEARCH'S internal File No. MOD 3276 (the "Methods"), (ii) disclosing to any third party any information relating to BIOSEARCH's hydrophilic coating which is identified in BIOSEARCH's internal File No. SIL 98.tsi and which has utility for use on silicone indwelling and intermittent urological catheters (the "Silicone Coating"), (iii) disclosing to any third party any information relating to BIOSEARCH's polyurethane catheter which is identified in BIOSEARCH's internal File No. TPU Foley (the "Polyurethane Catheter"), (b) transferring or agreeing to transfer to any third party:
      (i) substantially all of the stock or assets of BIOSEARCH, (ii) any rights relating to the Methods, Silicone Coating, Polyurethane Catheter or any machinery and equipment

Biosearch Medical Products, Inc.
August 14, 1998
Page 2

      owned by BIOSEARCH which is used in connection with the Methods (the "M&E"), (c) negotiating with any third party concerning the potential: (i) sale of substantially all of the stock or assets of BIOSEARCH, (ii) sale, license or other transfer of any rights relating to the Methods, Silicone coating, Polyurethane Catheter or M&E.

2. During the Standstill Period, BIOSEARCH and BARD agree to negotiate, in good faith, the terms of a definitive agreement pursuant to which
      BIOSEARCH: (i) in consideration of a one time payment of $400,000 to be paid by BARD to BIOSEARCH upon execution of the definitive agreement, would sell to BARD BIOSEARCH's entire right, title and interest in and to the Methods, (ii) would grant to BARD an exclusive worldwide right and license, under BIOSEARCH's proprietary rights, to manufacture, have manufactured, use, sell, offer for sale and import the Silicone coating for use on intermittent and indwelling urinary catheters (the "Field of Use"), (iii) would, at BARD's option, manufacture and supply to BARD its requirements of the Silicone Coating at a price to be negotiated and set forth in the definitive agreement, (iv) would sell to BARD BIOSEARCH's entire right, title and interest and to the Po1yurethane Catheter and M&E, at prices to be negotiated and set forth in the definitive agreement, (v) would, at BARD's option, manufacture and sell to BARD its requirements of the Polyurethane Catheter at a price to be negotiated and set forth in the definitive agreement.

3. BIOSEARCH hereby represents to BARD that it is the sole and exclusive owner of the M&E and all proprietary rights relating to the Methods, Silicone Coating and Polyurethane Catheter, free and clear of all liens and encumbrances and hereby agrees to indemnify BARD from a breach of the foregoing representation.

4. During the Standstill Period, BIOSEARCH agrees: (i) to permit representatives of BARD to review, from time to time, at BIOSEARCH's facility, during normal business hours and upon reasonable advanced notice to BIOSEARCH, all information and data relating to the Methods, Silicone Catheter, Polyurethane Catheter and M&E, (ii) to fully cooperate with BARD in its review of such information and data and to respond to all reasonable inquiries of BARD concerning the same.

5. BARD agrees to wire transfer the Standstill Payment to BIOSEARCH, in accordance with instructions previously received from BIOSEARCH, on the date of BIOSEARCH's acceptance of this letter agreement.

Biosearch Medical Products, Inc.
August 14, 1998
Page 3

6. In the event the parties, during the Standstill Period, execute a definitive agreement relating to the Methods, Silicone Coating, Polyurethane Catheter and/or M&E, BARD shall be entitled to take, as a first credit against monies payable by BARD to BIOSEARCH under the definitive agreement, an amount equivalent to the Standstill Payment.

7. Subject to the respective obligations of the parties to negotiate, in good faith, the terms of a definitive agreement, nothing contained herein shall be deemed or construed as requiring either party to execute a definitive agreement relating to Methods, Silicone Coating, Polyurethane Catheter and/or M&E. In the event the parties fail to execute any such definitive agreement during the Standstill Period, BIOSEARCH hereby agrees to remit to BARD, within five (5) business days of the expiration of the Standstill Period, the sum of twenty five thousand dollars ($25,000). In the last mentioned events, following BIOSEARCH's remittance of the last mentioned sum, subject to BIOSEARCH's indemnification obligation under Paragraph 3, neither party shall have any further obligation to the other hereunder.

If the above meets with your approval, please sign where indicated below and fax a copy of this letter to me at: (770) 784-6340.

                                          Very truly yours,

                                          BARD MEDICAL DIVISION,
                                          C.R. BARD, INC.


                                          /s/ William G. Midgette
                                          --------------------------------------
                                          William G. Midgette,
                                          President

ACCEPTED AND AGREED TO:

Biosearch Medical Products, Inc.


By: /s/ Manfred F. Dyck   8/14/98
    -----------------------------
    Manfred F. Dyck
    Chairman

  BARD MEDICAL DIVISION
  C. P. Bard, Inc.
  8195 Industrial Blvd.
  Covington, GA 30209-2695                                            BARD[LOGO]

                                                 September 22, 1998

VIA TELECOPIER
AND OVERNIGHT DELIVERY

Biosearch Medical Products, Inc.
35 Industrial Parkway
Branchburg, NJ 08876-1276

Attn: Mr. Manfred F. Dyck
      Chairman

RE:   Standstill Agreement dated August 14, 1998 between
      Biosearch Medical Products, Inc. ("Biosearch") and
      C. R. Bard, Inc. ("Bard")

Dear Manfred:

Reference is made to the above referenced Agreement between Biosearch and Bard (the "Standstill Agreement"). Capitalized terms used but not defined in this letter agreement shall have the same meaning as set forth in the Standstill Agreement, except to the extent as amended by this letter agreement. This letter is to confirm our recent discussions relative to an extension of the Standstill Period. Biosearch and Bard hereby agree to the entry of amendments to the Standstill Agreement as follows:

1. The Standstill Period is hereby extended retroactively from the close of business on September 14, 1998 through the close of business on October 30, 1998.

2. In consideration of Biosearch's agreement to extend the Standstill Period in accordance with Paragraph 1 of this letter agreement, Bard agrees to wire transfer the sum of one hundred thousand dollars ($100,000.00) (the "Extension Standstill Payment") to Biosearch, in accordance with instructions previously received from Biosearch, within one (1) business day of Biosearch's acceptance of this letter agreement.

3. Paragraph 6 of the Standstill Agreement is hereby amended by adding the following at the end thereof: "plus the Extension Standstill Payment".

4. In the second sentence of Paragraph 7 of the Standstill Agreement, the words "twenty five thousand dollars ($25,000.00) are hereby deleted and the words "fifty thousand dollars ($50,000.00)" are hereby substituted in their stead.

Biosearch Medical Products, Inc.
September 22, 1998
Page 2

5. Bard hereby agrees to issue to Biosearch, contemporaneously with its execution of this letter agreement, a non-cancelable purchase order for four hundred thousand (400,000) intermittent urinary catheters at a purchase price of $0.45 per unit, F.O.B. Biosearch's Branchburg, New Jersey facility. Except as otherwise provided herein, terms of purchase shall be governed by the purchase order issued by Bard. Within one (1) business day of Biosearch's acceptance of this letter agreement, Bard shall wire transfer to Biosearch, in accordance with wire transfer instructions previously received from Biosearch, the sum of forty five thousand dollars ($45,000.00), which sum shall be deemed an advance against the purchase price of catheters ordered by Bard pursuant to said purchase order. Notwithstanding the provisions of Paragraph 7 of the Standstill Agreement, Bard's obligation to pay for catheters delivered pursuant to said purchase order, Bard's entitlement to credit the advance referred to in this Paragraph 5 against the purchase price of said catheters and Biosearch's obligation to manufacture and deliver against said purchase order shall apply regardless of whether the parties execute a definitive agreement referred to in Paragraph 7 of the Standstill Agreement.

If the above meets with your approval, please sign where indicated below and fax a copy of this letter to John R. Myers at (908) 277-8025.

                                          Very truly yours,

                                          BARD MEDICAL DIVISION,
                                          C.R. BARD, INC.


                                          /s/ William G. Midgette
                                          --------------------------------------
                                          William G. Midgette,
                                          President

ACCEPTED AND AGREED TO:

Biosearch Medical Products, Inc.


By: /s/ Manfred F. Dyck   9/21/98
    -----------------------------
    Manfred F. Dyck
    Chairman

Dated: September 22, 1998

  BARD MEDICAL DIVISION
  C. P. Bard, Inc.
  8195 Industrial Blvd.
  Covington, GA 30209-2695                                            BARD[LOGO]

                                                      October 30, 1998

VIA TELECOPIER
AND HAND DELIVERY

Biosearch Medical Products, Inc.
35 Industrial Parkway
Branchburg, NJ 08876-1276

Attn:  Mr. Manfred F. Dyck
       Chairman

RE:    Standstill Agreement dated August 14, 1998 between
       Biosearch Medical Products, Inc. ("Biosearch") and
       C. R. Bard, Inc. ("Bard"), as amended by letter agreement dated September 22, 1998 (the "Standstill Agreement")

Dear Manfred:

Reference is made to the Standstill Agreement. Capitalized terms used herein shall have the same meaning as set forth in the Standstill Agreement, except to the extent as amended by this letter agreement.

This letter is to confirm our telephone conversation yesterday relative to an extension of the Standstill Period. In consideration of the payment by Bard to Biosearch of the sum of ten dollars ($10.00) the receipt and legal sufficiency of which is hereby acknowledged by the execution and delivery of this letter agreement, Biosearch and Bard hereby agree to the entry of an amendment to the Standstill Agreement as follows:

1. The Standstill Period is hereby extended through the close of business on November 6, 1998.

Biosearch Medical Products, Inc.
October 30, 1998
Page 2

If the above meets with your approval, please sign where indicated below and fax a copy of this letter to John R. Myers at (908) 277-8025.

                                          Very truly yours,

                                          BARD MEDICAL DIVISION,
                                          C.R. BARD, INC.


                                          /s/ William G. Midgette
                                          --------------------------------------
                                          William G. Midgette,
                                          President

ACCEPTED AND AGREED TO:

Biosearch Medical Products, Inc.


By: /s/ Manfred F. Dyck, President
    ------------------------------
    Manfred F. Dyck
    Chairman

Dated: October 30, 1998

  Bard Medical Division
  C. P. Bard, Inc.
  8195 Industrial Blvd.
  Covington, GA 30209-2695                                            BARD[LOGO]

                                                  November 6, 1998

VIA TELECOPIER
AND HAND DELIVERY

Biosearch Medical Products, Inc.
35 Industrial Parkway
Branchburg, NJ 08876-1276

Attn:  Mr. Manfred F. Dyck
       Chairman

RE:    Standstill Agreement dated August 14, 1998 between
       Biosearch Medical Products, Inc. ("Biosearch") and
       C. R. Bard, Inc. ("Bard"), as amended by letter agreements dated September 22, 1998 and October 30, 1998
       (the "Standstill Agreement")

Dear Manfred:

Reference is made to the Standstill Agreement. Capitalized terms used herein shall have the same meaning as set forth in the Standstill Agreement, except to the extent as amended by this letter agreement.

This letter is to confirm our most recent telephone conversation relative to an extension of the Standstill Period. In consideration of the payment by Bard to Biosearch of the sum of ten dollars ($10.00) the receipt and legal sufficiency of which is hereby acknowledged by the execution and delivery of this letter agreement, Biosearch and Bard hereby agree to the entry of an amendment to the Standstill Agreement as follows:

1. The Standstill Period is hereby extended through the close of business on November 13, 1998.

Biosearch Medical Products, Inc.
November 6, 1998
Page 2


If the above meets with your approval, please sign where indicated below and fax a copy of this letter to John R. Myers at (908) 277-8025.

                                          Very truly yours,

                                          BARD MEDICAL DIVISION,
                                          C.R. BARD, INC.


                                          William G. Midgette,
                                          President

ACCEPTED AND AGREED TO:

Biosearch Medical Products, Inc.


By: /s/ Manfred F. Dyck
    ------------------------------
    Manfred F. Dyck
    Chairman

Dated: November 6, 1998